The Simply Good Foods Company Reports Fiscal Fourth Quarter
and Full Fiscal Year 2026 Financial Results and Provides Fiscal Year 2027 Outlook

Denver, CO, October 27, 2026 - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a leader in the Nutritional Snacking category, today reported financial results for the thirteen and fifty-two weeks ended August 29, 2026.

Fourth Quarter Summary:(1)
•Net sales of $333.3 million versus $369.0 million
•Net income of $30.5 million versus net loss of $12.4 million
•Earnings per diluted share of $0.34 versus loss per diluted share of $0.12
•Adjusted Diluted EPS(2) of $0.44 versus $0.46
•Adjusted EBITDA(3) $57.5 million versus $66.2 million
Fiscal Year 2027(4) Outlook:
•Net sales expected to decline between 13% and 17% year-over-year
•Gross margins (GAAP) expected to increase between 250 and 300 basis points year-over-year
•Adjusted EBITDA expected to decline between 9% and 14% year-over-year

“Fiscal 2026 was a year of decisive action. We recognized that our performance was not where it needed to be and moved quickly to reset the business. We aligned the organization around a focused set of priorities, accelerated work to improve our cost structure, strengthened our financial flexibility, and overhauled our marketing approach across Quest, Atkins, and OWYN. We delivered on the modest financial commitments we made following our second quarter reset, continued to generate significant cash flow despite lower net sales, and completed much of the foundational work necessary to improve the long-term trajectory of the business,” said Joe Scalzo, President and Chief Executive Officer.

Scalzo continued, “Fiscal 2027 will be a challenging but important year in our turnaround. While we expect significant declines in net sales and Adjusted EBITDA, we are taking the actions necessary to restore the economic foundation of the business and rebuild brand momentum. We are reinvesting a portion of our margin recovery behind our brands, with new marketing strategies designed to strengthen consumer connection and improve underlying brand health. We expect performance to improve over the course of the year as our marketing investments take hold, the volume impact of pricing eases, and year-over-year comparisons become more favorable. We believe these actions will position us to exit fiscal 2027 with stronger momentum, improved profitability, and a healthier foundation for long-term growth.”

Fourth Quarter 2026 Results(1)

Net sales of $333.3 million decreased $35.7 million, or 9.7%, versus the comparable year ago period driven by a decline for Atkins and OWYN of 14.9% and 20.6%, respectively. The Company's net sales performance was largely driven by softer retail takeaway and velocity-related distribution pressure.

Total Simply Good Foods fourth quarter retail takeaway(5) decreased about 8% driven by declines for Atkins, OWYN, and Quest of approximately 23%, 7%, and 2%, respectively.

Gross profit of $113.3 million decreased 10.5% versus the comparable year ago period, driven by volume declines, higher input costs, and restructuring costs. Gross margin was 34.0%, a decline of 30 basis points versus prior year, which was largely driven by higher input costs.

Selling and marketing expenses were $32.4 million for both the fiscal fourth quarter and comparable year ago period.

General and administrative ("G&A") expenses of $30.6 million, which contain $1.9 million in restructuring costs, decreased 24.8% versus the comparable year ago period, which includes $8.7 million of integration expenses.

Net interest expense of $4.7 million reflected a 28.7% increase versus the comparable year ago period due to a higher debt balance.

The effective tax rate was 25.6%.

Net income of $30.5 million compared to net loss of $12.4 million for the comparable year ago period.

Adjusted EBITDA of $57.5 million decreased 13.2% versus the comparable year ago period.

Reported earnings per diluted share was $0.34 versus reported loss per diluted share of $0.12 in the comparable year ago period.

Adjusted Diluted EPS was $0.44 versus $0.46 in the comparable year ago period.

Weighted average diluted shares outstanding of 88.5 million declined modestly versus the comparable year ago period, reflecting share repurchases.

Fiscal Year 2026 Summary:
•Net sales were $1,356.5 million versus $1,450.9 million
•Net loss of $155.9 million versus net income of $103.6 million
•Loss per diluted share of $1.69 versus earnings per diluted share of $1.02
•Adjusted Diluted EPS(2) of $1.70 versus $1.92
•Adjusted EBITDA(3) of $225.9 million versus $278.2 million

Net sales of $1,356.5 million decreased 6.5% versus the comparable year ago period, driven by declines for Atkins and OWYN of 20.9% and 9.7%, respectively, partially offset by Quest growth of 0.7%. Atkins distribution-related declines were largely as expected. OWYN's net sales decline was the result of poor velocities, including on newly expanded distribution.

Total Simply Good Foods retail takeaway decreased approximately 5% driven by declines for Atkins of approximately 22%, partially offset by Quest and OWYN growth of about 3% and 1% respectively.

Gross profit of $442.4 million decreased 15.9% versus the comparable year ago period, driven by higher input costs. Gross margin was 32.6%, a 360-basis point decline versus the comparable year ago period, driven mainly by $6.5 million of one-time OWYN integration expenses and $5.7 million of restructuring costs.

Selling and marketing expenses of $129.4 million decreased 3.6% versus the comparable year ago period driven by planned marketing declines for Atkins, which more than offset increases to support growth for Quest and OWYN.

G&A expenses of $143.9 million, which includes restructuring costs of $12.7 million, integration expenses of $4.1 million, and term loan transaction fees of $3.0 million, decreased 7.7% versus the comparable year ago period, which included $20.5 million of integration expenses and $0.7 million of term loan transaction fees.

As part of the Company's process to evaluate the carrying value of our brands, prior to the fourth quarter of fiscal year 2026 we recognized $331.0 million non-cash, impairment charges related to Goodwill, and the Atkins and OWYN brand intangible assets. The impairment is largely the result of current fiscal year performance, updated projections of future revenue, and declines in stock price.

Net interest expense of $18.5 million reflected a 10% decrease versus the comparable year ago period due to lower interest rates.

The effective tax rate was 21.3%.

Net loss of $155.9 million compared to net income of $103.6 million for the comparable year ago period.

Adjusted EBITDA of $225.9 million decreased 18.8% versus the comparable year ago period.

Reported loss per diluted share of $1.69 versus reported earnings per diluted share of $1.02 in the comparable year ago period.

Adjusted Diluted EPS was $1.70 versus $1.92 in the comparable year ago period.

Weighted average diluted shares outstanding of 92.4 million declined modestly versus the comparable year ago period, reflecting share repurchases.

Balance Sheet and Cash Flow

At the end of fiscal year 2026, the Company had cash of $138.4 million and an outstanding principal balance on its term loan of $350.0 million, bringing the Company's quarter-end trailing twelve-month Net Debt to Adjusted EBITDA ratio to 0.9x(6). Cash flow from operations was about $181.0 million versus $178.5 million in the comparable year ago period. Capital expenditures were approximately $24.1 million.

Fiscal Year 2027 Outlook

The Company anticipates the following in fiscal year 2027:

•Net sales expected to decline between 13% and 17% year-over-year
•Gross margins (GAAP) expected to increase between 250 and 300 basis points year-over-year
•Adjusted EBITDA expected to decline between 9% and 14% year-over-year

The Company expects net interest expense in the range of $18 to $20 million. The Company expects capital expenditures in the range of $15 to $20 million.

For the first quarter of fiscal year 2027:
•The Company expects net sales to decline between 19% and 22% year-over-year
•Gross margins (GAAP) expected to increase by approximately 100 basis points year-over-year
•Adjusted EBITDA expected to decline between 28% and 33% year-over-year

The foregoing outlook assumes current economic conditions, consumer purchasing behavior and prevailing tariff rates remain generally consistent across the Company's fiscal year.

___________________________________
(1) All comparisons refer to the fourth quarter or full fiscal year ended August 29, 2026, versus the comparable year-ago period ended August 30, 2025.
(2) Adjusted Diluted Earnings Per Share is a non-GAAP financial measure. Please refer to “Reconciliation of Adjusted Diluted Earnings Per Share” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(3) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure. Please refer to the “Reconciliation of EBITDA and Adjusted EBITDA” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(4) The Company does not provide a forward-looking reconciliation of expected Fiscal Year 2026 Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measure, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.
(5) Combined Quest, Atkins, and OWYN Circana MULO++C-store and Company unmeasured channel estimate for the 13 and 52-weeks ending August 29, 2026, vs. the comparable 13 and 52-week year ago period.
(6) Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties ("Credit Agreement"), reduced by cash and cash equivalents, and divided by the Company's trailing twelve month Adjusted EBITDA, as previously defined. The Company does not provide a forward-looking reconciliation of Net Debt to Adjusted EBITDA to Net Debt to Consolidated Net Income, the most directly comparable GAAP financial measures, expected for Fiscal Year 2026, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.

Conference Call and Webcast Information
The Company will host a conference call with members of the executive management team to discuss these results today, Thursday, October 27, 2026, at 6:30 a.m. Mountain time (8:30 a.m. Eastern time). Investors interested in participating in the live call can dial 877-407-0792 from the U.S. or 201-689-8263 from International locations. A live webcast will be available via the "Investors" section of the Company's website at www.thesimplygoodfoodscompany.com. A telephone replay will be available approximately two hours after the call concludes and will remain accessible through October 30, 2025, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13755448.

About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer-packaged food and beverage company with ambitious goals to raise the bar on what food can be with trusted brands and innovative nutritious snacking products. Within our portfolio of trusted brands (Quest™, Atkins™, and OWYN™), we offer a wide variety of nutritional snacks and beverages, including high protein chips, bars, ready-to-drink (RTD) shakes, and powders, and low sugar, low carb sweets and baked goods. We are a leader of the nutritious snacking movement, poised to expand our healthy lifestyle platform through innovation-driven organic growth and external investment opportunities. To learn more, visit www.thesimplygoodfoodscompany.com.

Investor Contact
Matt Siler
Vice President, Investor Relations and Treasury
The Simply Good Foods Company
msiler@simplygoodfoodsco.com

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties relate to, among other things, our ability to achieve our estimates of OWYN’s net sales and Adjusted EBITDA and our anticipated synergies from the OWYN Acquisition, our net leverage ratio post-acquisition, our Adjusted EPS post-acquisition, our ability to maintain OWYN personnel and effectively integrate OWYN, our operations being dependent on changes in consumer preferences and purchasing habits regarding our products, a global supply chain and effects of supply chain constraints and inflationary pressure on us and our contract manufacturers, our ability to continue to operate at a profit or to maintain our margins, the effect of pandemics or other global disruptions on our business, financial condition and results of operations, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels and implement our growth strategies, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy including changes regarding inflation and increasing ingredient and packaging costs and labor challenges at our contract manufacturers and third party logistics providers, the amounts of or changes with respect to certain anticipated raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with acquisitions, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and geopolitical conditions affecting us and the industry in which we operate, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, potential for increased costs and harm to our business resulting from unauthorized access of the information technology systems we use in our business, expansion of our wellness platform and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

The Simply Good Foods Company and Subsidiaries
Consolidated Balance Sheets
(Unaudited, dollars in thousands, except share and per share data)

	August 29, 2026	August 30, 2025
Assets
Current assets:
Cash	$138,425	$98,468
Accounts receivable, net	137,036	164,978
Inventories, net	132,458	167,217
Prepaid expenses	7,522	7,209
Other current assets	18,099	15,812
Total current assets	433,540	453,684

Long-term assets:
Property and equipment, net	52,614	39,738
Intangible assets, net	953,004	1,261,603
Goodwill	551,974	589,974
Other long-term assets	45,612	51,046
Total assets	$2,036,744	$2,396,045

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$45,071	$78,298
Accrued interest	—	44
Accrued expenses and other current liabilities	32,702	46,219
Total current liabilities	77,773	124,561

Long-term liabilities:
Long-term debt, less current maturities	347,219	249,066
Deferred income taxes	116,788	166,091
Other long-term liabilities	42,556	49,494
Total liabilities	584,336	589,212
See commitments and contingencies (Note 11)

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 104,073,452 and 103,688,071 issued at August 29, 2026 and August 30, 2025, respectively	1,041	1,037
Treasury stock, 15,619,805 shares and 3,957,571 shares at cost at August 29, 2026 and August 30, 2025, respectively	(344,775)	(129,337)
Additional paid-in-capital	1,362,717	1,346,687
Retained earnings	434,976	590,879
Accumulated other comprehensive loss	(1,551)	(2,433)
Total stockholders’ equity	1,452,408	1,806,833
Total liabilities and stockholders’ equity	$2,036,744	$2,396,045

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Income and Comprehensive Income (Loss)
(Unaudited, dollars in thousands, except share and per share data)

	13-Weeks Ended	13-Weeks Ended	52-Weeks Ended	52-Weeks Ended
	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Net sales	$333,305	$369,041	$1,356,499	$1,450,920
Cost of goods sold	219,974	242,436	914,136	925,173
Gross profit	113,331	126,605	442,363	525,747

Operating expenses:
Selling and marketing	32,429	32,411	129,446	134,282
General and administrative	30,567	40,624	143,901	155,930
Depreciation and amortization	4,452	4,421	17,731	16,900
Business transaction costs	—	—	—	820
Loss on impairment	—	60,928	331,000	60,928
Total operating expenses	67,448	138,384	622,078	368,860

(Loss) income from operations	45,883	(11,779)	(179,715)	156,887

Other income (expense):
Interest income	872	513	2,940	2,663
Interest expense	(5,552)	(4,150)	(21,447)	(23,249)
(Loss) gain on foreign currency transactions	(199)	(79)	(65)	(421)
Other income	13	3	164	23
Total other income (expense)	(4,866)	(3,713)	(18,408)	(20,984)

(Loss) income before income taxes	41,017	(15,492)	(198,123)	135,903
Income tax (benefit) expense	10,519	(3,135)	(42,220)	32,289
Net (loss) income	$30,498	$(12,357)	$(155,903)	$103,614

Other comprehensive (loss) income:
Foreign currency translation, net of reclassification adjustments	(64)	110	882	(394)
Comprehensive (loss) income	$30,434	$(12,247)	$(155,021)	$103,220

(Loss) earnings per share
Basic	$0.34	$(0.12)	$(1.69)	$1.03
Diluted	$0.34	$(0.12)	$(1.69)	$1.02
Weighted average shares outstanding:
Basic	88,456,490	100,419,463	92,372,473	100,695,181
Diluted	88,547,937	100,997,903	92,372,473	101,510,772

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	52-Weeks Ended	52-Weeks Ended
	August 29, 2026	August 30, 2025
Operating activities
Net (loss) income	$(155,903)	$103,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,255	21,431
Amortization of deferred financing costs and debt discount	672	1,479
Stock compensation expense	17,280	15,273
Loss on impairment	331,000	60,928
Estimated credit losses (recoveries)	355	241
Unrealized loss (gain) on foreign currency transactions	65	421
Deferred income taxes	(49,452)	3
Amortization of operating lease right-of-use asset	6,068	6,863
Other	1,418	1,133
Changes in operating assets and liabilities:
Accounts receivable, net	28,322	(14,682)
Inventories, net	35,852	(25,848)
Prepaid expenses	(304)	(1,507)
Other current assets	(2,558)	(6,894)
Accounts payable	(33,163)	18,535
Accrued interest	(44)	(221)
Accrued expenses and other current liabilities	(17,214)	(3,591)
Other assets and liabilities	(5,600)	1,279
Net cash provided by operating activities	181,049	178,457
Investing activities
Purchases of property and equipment	(24,102)	(20,542)
Acquisition of business, net of cash acquired	—	1,713
Investments in intangible assets and other assets	—	(2,103)
Net cash used in investing activities	(24,102)	(20,932)
Financing activities
Proceeds from option exercises	1,056	12,917
Tax payments related to issuance of restricted stock units	(2,302)	(3,236)
Repurchase of common stock	(213,308)	(50,886)
Principal payments of long-term debt	(50,000)	(150,000)
Proceeds from issuance of long-term debt	150,000	—
Deferred financing costs	(2,632)	—
Net cash (used in) provided by financing activities	(117,186)	(191,205)
Net increase (decrease) in cash	39,761	(33,680)
Effect of exchange rate on cash	196	(382)
Cash at beginning of period	98,468	132,530
Cash at end of period	$138,425	$98,468

Net Sales by Geographic Area and Brands

The following is a summary of revenue disaggregated by geographic area and brand:

	13-Weeks Ended	13-Weeks Ended	52-Weeks Ended	52-Weeks Ended
(In thousands)	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
North America (1)
Atkins	$78,038	$91,682	$332,674	$420,787
Quest	217,662	233,169	869,707	863,614
OWYN	29,694	37,409	123,785	137,020
Total North America	325,394	362,260	1,326,166	1,421,421
International (1)	7,911	6,781	30,333	29,499
Total	$333,305	$369,041	$1,356,499	$1,450,920
(1) The North America geographic area consists of net sales substantially related to the United States and there is no individual foreign country to which more than 10% of the Company’s net sales are attributed or that is otherwise deemed individually material.

Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: loss on impairment, stock-based compensation expense, business transaction costs, purchase price accounting inventory step-up, integration expense, term loan transaction fees, restructuring and other costs, and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to their most directly comparable GAAP measure, which is net income, for the thirteen and fifty-two weeks ended August 29, 2026, and thirteen and fifty-two weeks ended August 30, 2025:

(In thousands)	13-Weeks Ended	13-Weeks Ended	52-Weeks Ended	52-Weeks Ended
	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Net (loss) income	$30,498	$(12,357)	$(155,903)	$103,614
Interest income	(872)	(513)	(2,940)	(2,663)
Interest expense	5,552	4,150	21,447	23,249
Income tax (benefit) expense	10,519	(3,135)	(42,220)	32,289
Depreciation and amortization	6,159	5,951	24,255	21,431
EBITDA	51,856	(5,904)	(155,361)	177,920
Loss on impairment	—	60,928	331,000	60,928
Stock-based compensation expense	4,094	2,454	17,280	15,273
Business transaction costs	—	—	—	820
Inventory step-up	—	—	—	1,412
Integration expense (1)	—	8,744	10,621	20,856
Term loan transaction fees	—	—	3,030	715
Restructuring and other costs	1,419	—	19,492	—
Other (2)	125	17	(193)	238
Adjusted EBITDA	$57,494	$66,239	$225,869	$278,162
(1) Includes one-time effects from actions taken to mitigate OWYN product quality issues.
(2) Other items consist principally of exchange impact of foreign currency transactions and other expenses.

Reconciliation of Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings per Share. Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before depreciation and amortization, loss on impairment, stock-based compensation expense, business transaction costs, purchase price accounting inventory step-up, integration expense, term loan transaction fees, restructuring and other costs, and other non-core expenses, on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated based on assumptions regarding the Company's statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited tables below provide a reconciliation of Adjusted Diluted Earnings Per Share to its most directly comparable GAAP measure, which is diluted earnings per share, for the thirteen and fifty-two weeks ended August 29, 2026, and the thirteen and fifty-two weeks ended August 30, 2025:

	13-Weeks Ended	13-Weeks Ended	52-Weeks Ended	52-Weeks Ended
	August 29, 2026	August 30, 2025	August 29, 2026	August 30, 2025
Diluted (loss) earnings per share	$0.34	$(0.12)	$(1.69)	$1.02

Depreciation and amortization	0.07	0.06	0.26	0.21
Loss on impairment	—	0.60	3.58	0.60
Stock-based compensation expense	0.05	0.02	0.19	0.15
Business transaction costs	—	—	—	0.01
Inventory step-up	—	—	—	0.01
Integration expense	—	0.09	0.11	0.21
Term loan transaction fees	—	—	0.03	0.01
Restructuring and other costs	0.02	—	0.21	—
Tax effects of adjustments (1)	(0.03)	(0.19)	(0.99)	(0.30)
Rounding (2)	(0.01)	—	—	—
Adjusted diluted earnings per share	$0.44	$0.46	$1.70	$1.92
(1) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 25% for the thirteen and fifty-two weeks ended August 29, 2026, as well as the thirteen and fifty-two weeks ended August 30, 2025.

(2) Adjusted Diluted Earnings Per Share amounts are computed independently for each quarter. Therefore, the sum of the quarterly Adjusted Diluted Earnings Per Share amounts may not equal the year to date Adjusted Diluted Earnings Per Share amounts due to rounding.

Reconciliation of Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA. Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties (“Credit Agreement”), reduced by cash and cash equivalents, and divided by the trailing twelve months of Adjusted EBITDA, as previously defined.

The following unaudited table below provides a reconciliation of Net Debt to Adjusted EBITDA as of August 29, 2026:

(In thousands)	August 29, 2026
Net Debt:
Total debt outstanding under the Credit Agreement	$350,000
Less: cash and cash equivalents	(138,425)
Net Debt as of August 29, 2026	$211,575

Adjusted EBITDA	$225,869

Net Debt to Adjusted EBITDA	0.9	x